As filed with the Securities and Exchange Commission on May 22, 2018

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	7359	23-2679963
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(610) 989-0340
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive officers)

Stephen P. Herbert
Chief Executive Officer
USA Technologies, Inc.
100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(610) 989-0340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas M. Lurio, Esquire Shaila Prabhakar, Esquire Lurio & Associates, P.C. 2005 Market Street, Suite 3120 Philadelphia, PA 19103-7015 (215) 665-9300	Justin P. Klein, Esquire Gerald J. Guarcini, Esquire Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 (215) 665-8500	Michael D. Maline, Esquire Seo Salimi, Esquire Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 (212) 813-8966

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-224804

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, no par value	$12,620,000	(1)	$1,572	(2)

(1)
Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $63,100,000 on a Registration Statement on Form S-1 (File No. 333-224804), which was declared effective on May 22, 2018. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $12,620,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-224804).

(2)
Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, no par value, of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-224804), initially filed with the Commission by the Registrant on May 9, 2018 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering an increase in the maximum aggregate offering price of $12,620,000 of securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on May 22, 2018, and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.  Exhibit 5.1 filed herewith replaces and supersedes Exhibit 5.1 to Amendment No.1 to the Registration Statement filed with the Securities and Exchange Commission on May 21, 2018.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Lurio & Associates, P.C.

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Moss Adams LLP, Independent Auditors.

23.3*	Consent of Lurio & Associates, P.C. (included in Exhibit 5.1).

24.1
Power of Attorney (included on signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-224804) filed with the Commission on May 9, 2018 and incorporated herein by reference).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on May 22, 2018.

USA TECHNOLOGIES, INC.

By:	/s/ Stephen P. Herbert
Stephen P. Herbert, Chairman and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been duly signed below by the following persons in the capacities and dates indicated.

SIGNATURES	TITLE	DATE

/s/ Stephen P. Herbert	Chairman of the Board of Directors	May 22, 2018
Stephen P. Herbert	and Chief Executive Officer
(Principal Executive Officer)

*	Chief Financial Officer	May 22, 2018
Priyanka Singh, CPA	(Principal Financial and Accounting Officer)

*	Director	May 22, 2018
Steven D. Barnhart

*	Director	May 22, 2018
Joel Brooks

*	Director	May 22, 2018
Robert L. Metzger

*	Director	May 22, 2018
Albin F. Moschner

*	Director	May 22, 2018
William J. Reilly, Jr.

*	Director	May 22, 2018
William J. Schoch

* By: /s/ Stephen P. Herbert
Stephen P. Herbert Attorney-in-Fact